Exhibit 99.1
PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

 CHESAPEAKE LODGING TRUST REPORTS FOURTH QUARTER RESULTS;
ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE THE JAMES ROYAL PALM

ANNAPOLIS, MD, February 19, 2015 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended December 31, 2014.

HIGHLIGHTS

•	RevPAR: 7.5% pro forma increase for the 17-hotel portfolio and 4.9% pro forma increase for the 20-hotel portfolio over the same period in 2013.

•
Adjusted Hotel EBITDA Margin: 70 basis point pro forma increase to 31.0% for the 17-hotel portfolio and 20 basis point pro forma increase to 30.5% for the 20-hotel portfolio over the same period in 2013.

•	Adjusted Hotel EBITDA: $37.7 million.

•	Adjusted Corporate EBITDA: $33.7 million.

•	Adjusted FFO: $24.0 million or $0.44 per diluted common share.

•
Acquisitions: Acquired the 337-room JW Marriott San Francisco Union Square for a purchase price of $147.2 million. Subsequent to quarter end, entered into a definitive agreement to acquire the 393-room James Royal Palm located in Miami Beach, Florida for a purchase price of $278.0 million.

•	Dividends: Increased first quarter 2015 dividend by 17% to $0.35 per common share (3.8% annualized yield based on the closing price of the Trust’s common shares on February 18, 2015).
“We are very excited to announce our entrance into the highly desirable Miami South Beach market with the pending acquisition of The James Royal Palm,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “The Royal Palm, which recently underwent a comprehensive renovation, has an irreplaceable oceanfront location at the intersection of Collins Avenue and 15th Street.” Mr. Francis continued, “We believe the hotel has significant upside potential in both revenue and profitability and we are happy to partner with both HEI Hotels & Resorts, as the new hotel manager, and Starwood Hotels & Resorts, as the franchisor, on this project.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONSOLIDATED FINANCIAL RESULTS
The following is a summary of the consolidated financial results for the three months and year ended December 31, 2014 and 2013 (in millions, except share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2014(1)	2013(1)	2014(2)	2013(3)
Total revenue	$123.5	$111.6	$478.0	$420.2

Net income available to common shareholders	$6.4	$9.1	$51.3	$35.6
Net income per diluted common share	$0.12	$0.18	$1.00	$0.75

Adjusted Hotel EBITDA	$37.7	$34.4	$154.0	$134.9

Adjusted Corporate EBITDA	$33.7	$31.2	$138.4	$121.8

AFFO available to common shareholders	$24.0	$21.6	$100.4	$84.2
AFFO per diluted common share	$0.44	$0.44	$1.97	$1.78

Weighted-average number of diluted common shares outstanding	54,262,749	48,884,102	50,890,861	47,295,089

___________

(1)	Includes results of operations of 20 hotels for the full period.

(2)	Includes results of operations of 19 hotels for the full period and two hotels for part of the period.

(3)	Includes results of operations of 15 hotels for the full period and five hotels for part of the period.
HOTEL OPERATING RESULTS
As of December 31, 2014, the Trust owned 20 hotels. Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared using the following key operating metrics: occupancy, ADR, RevPAR, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin. The Trust uses the term "pro forma" to refer to metrics that include, or comparisons of metrics that are based on, the operating results of hotels under previous ownership for either a portion of or the entire period. Since one of our hotels owned as of December 31, 2014 was acquired during 2014 and five of our hotels owned as of December 31, 2014 were acquired at various times during 2013, the key operating metrics reflect the pro forma operating results for those hotels for all, or a certain period, of the years ended December 31, 2014 and 2013.
In addition to assessing the operating performance of its 20-hotel portfolio for the three months and year ended December 31, 2014, management also assesses the operating performance of a 17-hotel portfolio, which excludes the W Chicago – Lakeshore, the Le Meridien New Orleans, and the Hyatt Herald Square New York, as these hotels were undergoing comprehensive renovations during 2014. Included in the

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

following table are comparisons of the key operating metrics for the 17-hotel portfolio and the 20-hotel portfolio for the three months and year ended December 31, 2014 and 2013 (in thousands, except for ADR and RevPAR):

	Three Months Ended December 31,			Year Ended December 31,
	2014	2013(1)	Change	2014(1)	2013(1)	Change
17-Hotel Portfolio(2)
Occupancy	77.8%	78.3%	(50) bps	83.4%	81.8%	160 bps
ADR	$222.07	$205.30	8.2%	$218.72	$203.61	7.4%
RevPAR	$172.68	$160.68	7.5%	$182.35	$166.59	9.5%

Adjusted Hotel EBITDA	$33,073	$30,704	7.7%	$144,955	$126,087	15.0%
Adjusted Hotel EBITDA Margin	31.0%	30.3%	70 bps	32.9%	30.9%	200 bps

20-Hotel Portfolio
Occupancy	75.5%	77.2%	(170) bps	79.9%	80.4%	(50) bps
ADR	$219.65	$204.82	7.2%	$216.21	$202.81	6.6%
RevPAR	$165.95	$158.13	4.9%	$172.80	$163.12	5.9%

Adjusted Hotel EBITDA	$37,695	$36,373	3.6%	$160,258	$146,639	9.3%
Adjusted Hotel EBITDA Margin	30.5%	30.3%	20 bps	31.8%	30.5%	130 bps

__________

(1)	Includes results of operations for certain hotels prior to their acquisition by the Trust.

(2)	Excludes the W Chicago – Lakeshore, the Le Meridien New Orleans, and the Hyatt Herald Square New York, as these hotels were undergoing comprehensive renovations during 2014.
Hotel EBITDA, Adjusted Hotel EBITDA, Adjusted Hotel EBITDA Margin, Corporate EBITDA, Adjusted Corporate EBITDA, FFO, FFO available to common shareholders and AFFO available to common shareholders are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.
ACQUISITIONS
On October 1, 2014, the Trust acquired the 337-room JW Marriott San Francisco Union Square located in San Francisco, California for $154.1 million, including an acquired FF&E reserve and working capital. The Trust assumed the existing management agreement with Marriott International, Inc., as well as the existing ground lease covering the property, which expires in January 2083.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

On February 19, 2015, the Trust announced that it had entered into a definitive agreement to acquire the 393-room James Royal Palm located in Miami Beach, Florida for a purchase price of $278.0 million. The Trust expects the hotel will be managed by HEI Hotels & Resorts and be affiliated with Starwood Hotels and Resorts' new Collection brand. The Trust expects the acquisition to close in the first quarter 2015, subject to customary closing conditions, but can give no assurance that the acquisition will be consummated during that time period, or at all.
MAJOR REPOSITIONINGS
The comprehensive renovation at the former 410-room W New Orleans to reposition the hotel as the Le Meridien New Orleans, which commenced in the second quarter of 2014, was completed in the fourth quarter of 2014 with a total expected cost of approximately $26.0 million.
The comprehensive renovation at the former 122-room Holiday Inn New York City Midtown – 31st Street to reposition the hotel as the Hyatt Herald Square New York, which commenced in the third quarter of 2014, was completed in the fourth quarter of 2014 with a total expected cost of approximately $6.5 million.
CAPITAL MARKETS ACTIVITY
The Trust has not sold any common shares under its continuous at-the-market (ATM) program during 2014 and through the date of this release.
DIVIDENDS
On October 15, 2014, the Trust paid dividends in the amounts of $0.30 per share to its common shareholders and $0.484375 per share to its preferred shareholders, both of record as of September 30, 2014. On December 12, 2014, the Trust declared dividends in the amounts of $0.30 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of December 31, 2014. Both dividends were paid on January 15, 2014.
On January 26, 2015, the Trust declared dividends in the amounts of $0.35 per share to its common shareholders and $0.484375 per share to its preferred shareholders, both of record as of March 31, 2015. The dividends will be paid on April 15, 2015.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

2015 OUTLOOK
The Trust reaffirms its previously provided full year 2015 outlook and is incorporating its first quarter 2015 outlook as follows (in millions, except RevPAR and per share amounts):

	First Quarter		Full Year
	2015 Outlook		2015 Outlook
	Low	High	Low	High
CONSOLIDATED:

Net income (loss) available to common shareholders	$(1.9)	$(1.2)	$62.9	$68.2
Net income (loss) per diluted common share	$(0.03)	$(0.02)	$1.16	$1.25

Adjusted Corporate EBITDA	$18.4	$19.3	$158.0	$163.8

AFFO available to common shareholders	$12.2	$12.9	$119.9	$125.2
AFFO per diluted common share	$0.22	$0.24	$2.20	$2.30

Corporate cash general and administrative expense	$2.6	$2.7	$9.4	$10.2
Corporate non-cash general and administrative expense	$1.8	$1.8	$7.6	$7.6

Weighted-average number of diluted common shares outstanding	54.4	54.4	54.5	54.5

HOTEL PORTFOLIO:

RevPAR	$143.00	$145.00	$186.00	$189.00
Pro forma RevPAR increase over 2014(1)	3.0%	4.0%	7.5%	9.5%
Adjusted Hotel EBITDA	$22.8	$23.8	$175.0	$181.5
Adjusted Hotel EBITDA Margin	21.8%	22.3%	32.5%	33.0%
Pro forma Adjusted Hotel EBITDA Margin increase (decrease) over 2014(1)	(100) bps	(50) bps	75 bps	125 bps

_____________

(1)	The comparable 2014 period includes results of operations for one hotel prior to its acquisition by the Trust.
The Trust’s 2015 outlook contemplates the expected revenue and Hotel EBITDA displacement from guestroom renovations taking place during the first quarter at the 502-room Hyatt Regency Boston, the 360-room Le Meridien San Francisco and the 313-room Hyatt Fisherman’s Wharf. The Trust estimates that the negative impact on RevPAR growth for the first quarter and full year 2015 will be approximately 650 basis points and 150 basis points, respectively, and the negative impact on Adjusted Hotel EBITDA Margin growth for the first quarter and full year 2015 will be approximately 200 basis points and 25 basis points, respectively, resulting in Hotel EBITDA displacement of approximately $3.25 million for the first quarter and full year 2015.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

The Trust’s 2015 outlook also includes a 17% increase in estimated real estate tax expense as a result of actual and expected real estate reassessments at certain of its hotels for 2015. The Trust estimates that the negative impact on Adjusted Hotel EBITDA Margin growth for 2015 will be approximately 70 basis points.
The Trust’s 2015 outlook does not assume the pending acquisition of The James Royal Palm and related acquisition financing or any additional acquisitions, dispositions, or financing transactions. See the accompanying financial tables for quarterly pro forma hotel operating results for the 20-hotel portfolio for 2014.
NON-GAAP FINANCIAL MEASURES
The Trust reports the following eight non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) Hotel EBITDA, (2) Adjusted Hotel EBITDA, (3) Adjusted Hotel EBITDA Margin, (4) Corporate EBITDA, (5) Adjusted Corporate EBITDA, (6) FFO, (7) FFO available to common shareholders, and (8) AFFO available to common shareholders. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.
Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.
Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and liabilities, including ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.
Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.
Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items, and gains (losses) from sales of real estate, which is a non-recurring item. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.
FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges of depreciable real estate, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.
FFO available to common shareholders – The Trust reduces FFO for preferred share dividends and dividends declared on and earnings allocated to unvested time-based awards (consistent with adjustments required by GAAP in reporting net income available to common shareholders and related per share amounts). FFO available to common shareholders provides investors another financial measure to evaluate the Trust’s operating performance after taking into account the interests of holders of the Trust’s preferred shares and unvested time-based awards.
AFFO available to common shareholders – The Trust further adjusts FFO available to common shareholders for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that AFFO available to common shareholders provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.
CONFERENCE CALL
The Trust will host a conference call on Thursday, February 19, 2015 at 5:00 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 73149662. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.
A replay of the conference call will be available two hours after the live call until midnight on February 26, 2015. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 73149662. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.
ABOUT CHESAPEAKE LODGING TRUST
Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 6,116 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing hotels, the Trust's 2015 outlook, and the time for completing, if at all, the pending acquisition described. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 19, 2015, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2014	2013

ASSETS
Property and equipment, net	$1,580,427	$1,422,439
Intangible assets, net	36,992	38,781
Cash and cash equivalents	29,326	28,713
Restricted cash	43,387	34,235
Accounts receivable, net	13,102	13,011
Prepaid expenses and other assets	10,637	10,478
Deferred financing costs, net	6,064	6,501
Total assets	$1,719,935	$1,554,158

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$551,723	$531,771
Accounts payable and accrued expenses	53,442	45,982
Other liabilities	32,788	29,848
Total liabilities	637,953	607,601

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; 5,000,000 shares issued and outstanding ($127,422 liquidation preference)	50	50
Common shares, $.01 par value; 400,000,000 shares authorized; 54,818,064 shares and 49,574,005 shares issued and outstanding, respectively	548	496
Additional paid-in capital	1,138,391	991,417
Cumulative dividends in excess of net income	(57,007)	(45,339)
Accumulated other comprehensive loss	—	(67)
Total shareholders’ equity	1,081,982	946,557
Total liabilities and shareholders’ equity	$1,719,935	$1,554,158

SUPPLEMENTAL CREDIT INFORMATION:
Fixed charge coverage ratio(1)	2.65	2.67
Leverage ratio(1)	31.1%	33.5%
______________

(1)	Calculated as defined under the Trust’s revolving credit facility.

CHESAPEAKE LODGING TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)
REVENUE
Rooms	$93,297	$82,397	$364,727	$316,434
Food and beverage	25,093	24,704	94,307	86,884
Other	5,111	4,462	18,946	16,859
Total revenue	123,501	111,563	477,980	420,177

EXPENSES
Hotel operating expenses:
Rooms	22,515	19,664	84,445	73,711
Food and beverage	19,016	17,798	71,816	65,090
Other direct	2,019	2,002	8,032	8,042
Indirect	42,166	37,635	160,589	138,120
Total hotel operating expenses	85,716	77,099	324,882	284,963
Depreciation and amortization	14,079	12,457	51,567	44,469
Air rights contract amortization	130	130	520	520
Corporate general and administrative	4,052	3,204	15,557	13,125
Hotel acquisition costs	3,562	27	3,622	4,222
Total operating expenses	107,539	92,917	396,148	347,299

Operating income	15,962	18,646	81,832	72,878

Interest income	—	—	8	247
Interest expense	(6,880)	(6,794)	(27,357)	(25,780)
Gain on sale of hotel	—	—	7,006	—
Loss on early extinguishment of debt	—	—	—	(372)

Income before income taxes	9,082	11,852	61,489	46,973

Income tax expense	(243)	(324)	(535)	(1,655)

Net income	8,839	11,528	60,954	45,318

Preferred share dividends	(2,422)	(2,422)	(9,688)	(9,688)
Net income available to common shareholders	$6,417	$9,106	$51,266	$35,630

Net income per common share:
Basic	$0.12	$0.18	$1.01	$0.75
Diluted	$0.12	$0.18	$1.00	$0.75

Weighted-average number of common shares outstanding:
Basic	53,821,483	48,884,102	50,488,007	47,295,089
Diluted	54,262,749	48,884,102	50,890,861	47,295,089

CHESAPEAKE LODGING TRUST
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net income	$60,954	$45,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,567	44,469
Air rights contract amortization	520	520
Deferred financing costs amortization	2,448	2,837
Gain on sale of hotel	(7,006)	—
Loss on early extinguishment of debt	—	372
Share-based compensation	5,803	4,612
Other	625	(295)
Changes in assets and liabilities:
Accounts receivable, net	1,277	(2,543)
Prepaid expenses and other assets	(290)	(3,305)
Accounts payable and accrued expenses	3,766	7,203
Other liabilities	(30)	774
Net cash provided by operating activities	119,634	99,962

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(152,292)	(331,058)
Disposition of hotel, net of cash sold	31,822	—
Receipt of deposit on hotel acquisition	—	700
Improvements and additions to hotels	(87,182)	(28,235)
Repayment of hotel construction loan	—	7,810
Change in restricted cash	(2,164)	(10,775)
Net cash used in investing activities	(209,816)	(361,558)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	144,320	189,862
Payment of offering costs related to sale of common shares	(392)	(468)
Borrowings under revolving credit facility	100,000	105,000
Repayments under revolving credit facility	(100,000)	(155,000)
Proceeds from issuance of mortgage debt	90,000	312,500
Principal prepayment on mortgage debt	—	(130,000)
Scheduled principal payments on mortgage debt	(69,837)	(5,726)
Payment of deferred financing costs	(2,011)	(3,080)
Payment of dividends to common shareholders	(58,892)	(44,516)
Payment of dividends to preferred shareholders	(9,688)	(9,688)
Repurchase of common shares	(2,705)	(1,769)
Net cash provided by financing activities	90,795	257,115
Net increase (decrease) in cash	613	(4,481)
Cash and cash equivalents, beginning of period	28,713	33,194
Cash and cash equivalents, end of period	$29,326	$28,713

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table calculates Hotel EBITDA, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin for the 17-hotel portfolio and the 20-hotel portfolio for the three months and year ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013(1)	2014(1)	2013(1)
17-Hotel Portfolio(2)
Total revenue	$106,539	$101,412	$441,231	$407,598
Less: Total hotel operating expenses	73,385	70,632	297,161	281,209
Hotel EBITDA	33,154	30,780	144,070	126,389

Less: Non-cash amortization(3)	(81)	(76)	885	(302)
Adjusted Hotel EBITDA	$33,073	$30,704	$144,955	$126,087

Adjusted Hotel EBITDA Margin	31.0%	30.3%	32.9%	30.9%

20-Hotel Portfolio
Total revenue	$123,501	$119,904	$504,107	$480,204
Less: Total hotel operating expenses	85,725	83,455	344,734	333,263
Hotel EBITDA	37,776	36,449	159,373	146,941

Less: Non-cash amortization(3)	(81)	(76)	885	(302)
Adjusted Hotel EBITDA	$37,695	$36,373	$160,258	$146,639

Adjusted Hotel EBITDA Margin	30.5%	30.3%	31.8%	30.5%

_____________

(1)	Includes results of operations for certain hotels prior to their acquisition by the Trust.

(2)	Excludes the W Chicago – Lakeshore, the Le Meridien New Orleans, and the Hyatt Herald Square New York, as these hotels were undergoing comprehensive renovations during 2014.

(3)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table calculates Hotel EBITDA and Adjusted Hotel EBITDA contributed by the Trust’s hotel portfolio for the three months and year ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Total revenue	$123,501	$111,563	$477,980	$420,177
Less: Total hotel operating expenses	85,716	77,099	324,882	284,963
Hotel EBITDA	37,785	34,464	153,098	135,214

Less: Non-cash amortization(1)	(81)	(75)	889	(297)
Adjusted Hotel EBITDA	$37,704	$34,389	$153,987	$134,917
_____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three months and year ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$8,839	$11,528	$60,954	$45,318
Add: Depreciation and amortization	14,079	12,457	51,567	44,469
Interest expense	6,880	6,794	27,357	25,780
Loss on early extinguishment of debt	—	—	—	372
Income tax expense	243	324	535	1,655
Less: Interest income	—	—	(8)	(247)
Corporate EBITDA	30,041	31,103	140,405	117,347

Add: Hotel acquisition costs	3,562	27	3,622	4,222
Non-cash amortization(1)	49	56	1,408	223
Less: Gain on sale of hotel	—	—	(7,006)	—
Adjusted Corporate EBITDA	$33,652	$31,186	$138,429	$121,792
____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table reconciles net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months and year ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$8,839	$11,528	$60,954	$45,318
Add: Depreciation and amortization	14,079	12,457	51,567	44,469
Less: Gain on sale of hotel	—	—	(7,006)	—
FFO	22,918	23,985	105,515	89,787

Less: Preferred share dividends	(2,422)	(2,422)	(9,688)	(9,688)
Dividends declared on unvested time-based awards	(114)	(85)	(499)	(361)
Undistributed earnings allocated to unvested time-based awards	—	—	—	—
FFO available to common shareholders	20,382	21,478	95,328	79,738

Add: Hotel acquisition costs	3,562	27	3,622	4,222
Non-cash amortization(1)	49	56	1,408	223
AFFO available to common shareholders	$23,993	$21,561	$100,358	$84,183

FFO per common share:
Basic	$0.38	$0.44	$1.89	$1.69
Diluted	$0.38	$0.44	$1.87	$1.69

AFFO per common share:
Basic	$0.45	$0.44	$1.99	$1.78
Diluted	$0.44	$0.44	$1.97	$1.78
____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the three months ending March 31, 2015:

	Three Months Ending March 31, 2015
	Low	High
Total revenue	$104,400	$106,580
Less: Total hotel operating expenses	81,520	82,700
Hotel EBITDA	22,880	23,880

Less: Non-cash amortization(1)	(80)	(80)
Adjusted Hotel EBITDA	$22,800	$23,800
_____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three months ending March 31, 2015:

	Three Months Ending March 31, 2015
	Low	High
Net income	$690	$1,390
Add: Depreciation and amortization	14,000	14,000
Interest expense	6,740	6,740
Less: Interest income	—	—
Income tax benefit	(3,080)	(2,880)
Corporate EBITDA	18,350	19,250

Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	50	50
Adjusted Corporate EBITDA	$18,400	$19,300
_____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months ending March 31, 2015:

	Three Months Ending March 31, 2015
	Low	High
Net income	$690	$1,390
Add: Depreciation and amortization	14,000	14,000
FFO	14,690	15,390

Less: Preferred share dividends	(2,420)	(2,420)
Dividends declared on unvested time-based awards	(140)	(140)
Undistributed earnings allocated to unvested time-based awards	—	—
FFO available to common shareholders	12,130	12,830

Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	50	50
AFFO available to common shareholders	$12,180	$12,880

FFO per common share:
Basic	$0.22	$0.24
Diluted	$0.22	$0.24

AFFO per common share:
Basic	$0.23	$0.24
Diluted	$0.22	$0.24

Weighted-average number of common shares outstanding:
Basic	53,959	53,959
Diluted	54,434	54,434
_____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the year ending December 31, 2015:

	Year Ending December 31, 2015
	Low	High
Total revenue	$537,800	$549,300
Less: Total hotel operating expenses	362,480	367,480
Hotel EBITDA	175,320	181,820

Add: Non-cash amortization(1)	(320)	(320)
Adjusted Hotel EBITDA	$175,000	$181,500
_____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to Corporate EBITDA and Adjusted Corporate EBITDA for the year ending December 31, 2015:

	Year Ending December 31, 2015
	Low	High
Net income	$73,140	$78,390
Add: Depreciation and amortization	56,810	56,810
Interest expense	27,100	27,100
Income tax expense	750	1,250
Less: Interest income	—	—
Corporate EBITDA	157,800	163,550

Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	200	200
Adjusted Corporate EBITDA	$158,000	$163,750
____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the year ending December 31, 2015:

	Year Ending December 31, 2015
	Low	High
Net income	$73,140	$78,390
Add: Depreciation and amortization	56,810	56,810
FFO	129,950	135,200

Less: Preferred share dividends	(9,690)	(9,690)
Dividends declared on unvested time-based awards	(530)	(530)
Undistributed earnings allocated to unvested time-based awards	—	—
FFO available to common shareholders	119,730	124,980

Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	200	200
AFFO available to common shareholders	$119,930	$125,180

FFO per common share:
Basic	$2.22	$2.31
Diluted	$2.20	$2.29

AFFO per common share:
Basic	$2.22	$2.32
Diluted	$2.20	$2.30

Weighted-average number of common shares outstanding:
Basic	53,990	53,990
Diluted	54,465	54,465
____________

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST
SUPPLEMENTAL HOTEL OPERATING RESULTS
(in thousand, except ADR and RevPAR)
(unaudited)

The following table includes the Trust's 2014 hotel operating results for the 20-hotel portfolio:

	Three Months Ended				Year Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
20-Hotel Portfolio(1)
Occupancy	74.5%	85.3%	84.3%	75.5%	79.9%
ADR	$186.66	$221.64	$233.25	$219.65	$216.21
RevPAR	$139.15	$188.96	$196.58	$165.95	$172.80

Total revenue	$102,508	$137,651	$140,447	$123,501	$504,107
Less: Total hotel operating expenses	79,025	88,223	91,761	85,725	344,734
Hotel EBITDA	23,483	49,428	48,686	37,776	159,373

Less: Non-cash amortization(2)	(76)	(76)	1,118	(81)	885
Adjusted Hotel EBITDA	$23,407	$49,352	$49,804	$37,695	$160,258

_____________

(1)
The hotel operating results for the three months ended March 31, 2014, June 30, 2014, and September 30, 2014, and for the year ended December 31, 2014, includes results of operations for one hotel prior to its acquisition by the Trust.

(2)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST
CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Acquisition Date
1	Hyatt Regency Boston	Boston, MA	502	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	193	June 1, 2010
3	Boston Marriott Newton	Newton, MA	430	July 30, 2010
4	Le Meridien San Francisco	San Francisco, CA	360	December 15, 2010
5	Homewood Suites Seattle Convention Center	Seattle, WA	195	May 2, 2011
6	W Chicago – City Center	Chicago, IL	403	May 10, 2011
7	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	June 17, 2011
8	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	June 30, 2011
9	Hotel Adagio San Francisco, Autograph Collection	San Francisco, CA	171	July 8, 2011
10	Denver Marriott City Center	Denver, CO	613	October 3, 2011
11	Hyatt Herald Square New York	New York, NY	122	December 22, 2011
12	W Chicago – Lakeshore	Chicago, IL	520	August 21, 2012
13	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	September 7, 2012
14	The Hotel Minneapolis, Autograph Collection	Minneapolis, MN	222	October 30, 2012
15	Hyatt Place New York Midtown South	New York, NY	185	March 14, 2013
16	W New Orleans – French Quarter	New Orleans, LA	97	March 28, 2013
17	Le Meridien New Orleans	New Orleans, LA	410	April 25, 2013
18	Hyatt Fisherman’s Wharf	San Francisco, CA	313	May 31, 2013
19	Hyatt Santa Barbara	Santa Barbara, CA	200	June 27, 2013
20	JW Marriott San Francisco Union Square	San Francisco, CA	337	October 1, 2014
			6,116